THIRD LEASE MODIFICATION AGREEMENT
                       ----------------------------------


           THIS AGREEMENT made as of the 25th day of March, 1999, by and between KWK IV, LLC, a Connecticut limited liability company with its office located in the Town of West Simsbury, County of Hartford and State of Connecticut, (hereinafter referred to as "Landlord"), as successor in interest TO ANN STREET LIMITED PARTNERSHIP, and MEDIA DROP-IN PRODUCTIONS, INC., a Delaware corporation, with its office located in the Town of Hartford, County of Hartford and State of Connecticut, (hereinafter referred to as "Tenant").

                                   WITNESSETH

           WHEREAS, Landlord and Tenant entered into a Lease on or about June, 1992 and as further modified by a certain Addendum To Lease dated July 2, 1992 and as further modified by certain Lease Modification Agreement dated December 1, 1992 and the Second Lease modification Agreement dated August 14, 1997 for the premises consisting of approximately 5,179 square feet of space in the Building known as 199-203 Ann Street, Hartford, Connecticut; and

           WHEREAS, the parties hereto desire to modify certain terms of the Lease as hereinafter set forth to reflect changes in the terms and duration of the Lease and the leasing of additional space.

           NOW THEREFORE, in consideration of the promises and the mutual undertakings, covenants and agreements herein contained, the parties agree as follows:

           1 . Effective upon substantial completion of the renovations designated in the Floor Plan by Amenta/Emma Architects dated November 30, 1998 (the "Floor Plan") attached as Exhibit A hereto, the "Demised Premises" of the Lease shall be modified to include the "Additional Space" of approximately 1,800 square feet as shown on Exhibit A. The Demised Premises shall consist of approximately 5,179 square feet of space as shown and depicted on Exhibit A.

           2. Paragraph 4 of the Lease shall be modified to provide that the term of the Lease shall be extended to December 31, 2004 (the "Termination Date").

           3. Paragraph 6(a) of the Lease shall be modified as follows:

           A. Commencing as of today until the day of substantial completion of renovations as provided for in Exhibit A, the fixed minimum rent for the Demised Premises shall be payable by Tenant at the annual rate of FORTY FIVE THOUSAND SIX HUNDRED SIXTEEN AND 50/100 ($45,616.50) DOLLARS payable in advance in equal monthly installments of THREE THOUSAND EIGHT HUNDRED ONE AND 38/100 ($3,801.38) DOLLARS on the 1st day of each month.



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           B. Commencing upon the substantial completion of renovations as provided for in Exhibit A through and including December 31, 2000, the fixed minimum rent for the Demised Premises shall be payable by Tenant at the annual rate of SIXTY NINE THOUSAND NINE HUNDRED SIXTEEN AND 50/100 ($69,916.50) DOLLARS payable in advance in equal monthly installments of FIVE THOUSAND EIGHT HUNDRED TWENTY SIX AND 38/100 ($5,826.38) DOLLARS on the 1st day of each month.

           C. Commencing January 1, 2001 through and including December 31, 2001, the fixed minimum rent for the Demised Premises shall be payable by Tenant at the annual rate of SEVENTY TWO THOUSAND FIVE HUNDRED SIX AND 00/100 ($72,506.00) DOLLARS payable in advance in equal monthly installments of SIX THOUSAND FORTY TWO AND 17/100 ($6,042.17) DOLLARS on the 1st day of each month.

           D. Commencing January 1, 2002 through and including December 31, 2002, the fixed minimum rent for the Demised Premises shall be payable by Tenant at the annual rate of SEVENTY FIVE THOUSAND NINETY FIVE AND 50/100 ($75,095.50) DOLLARS payable in advance in equal monthly installments of SIX THOUSAND TWO HUNDRED FIFTY SEVEN AND 96/100 ($6,257.96) DOLLARS on the 1st day of each month.

           E. Commencing January 1, 2003 through and including December 31, 2003, the fixed minimum rent for the Demised Premises shall be payable by Tenant at the annual rate of SEVENTY SEVEN THOUSAND SIX HUNDRED EIGHTY FIVE AND 00/100 ($77,685.00) DOLLARS payable in advance in equal monthly installments of SIX THOUSAND FOUR HUNDRED SEVENTY THREE AND 75/100 ($6,473.75) DOLLARS on the 1st day of each month.

           F. Commencing January 1, 2004 through and including December 31, 2004, the fixed minimum rent for the Demised Premises shall be payable by Tenant at the annual rate of EIGHTY THOUSAND TWO HUNDRED SEVENTY FOUR AND 50/100 ($80,274.50) DOLLARS payable in advance in equal monthly installments of SIX THOUSAND SIX HUNDRED EIGHTY NINE AND 54/100 ($6,689.54) DOLLARS on the 1st day of each month.

           4. Paragraph 6(b) of the Lease shall be deleted in its entirety and shall be replaced as follows:

           "(b) The phrase "minimum rent" shall mean the fixed minimum rent above specified without any set-offs or deductions whatsoever and without any prior notice or demand by Landlord being required therefor."

           5. "Tenant's Share" pursuant to Paragraph 7 of the Lease shall henceforth be 17.65%.

           6. Tenant's "Base for Operating Expenses" and "Base for Special Operating Expenses" pursuant to Paragraph 7 for the Lease shall be calendar year 2000.



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           7. Tenant's "Base for Taxes" pursuant to Paragraph 7 of the Lease shall be the Grand List of October 1, 1999.

           8. Paragraph 48, Parking Privileges, of the Lease shall be deleted in its entirety and replaced as follows:

           Tenant shall procure five (5) parking spaces in an adjacent surface paved parking lot for the entire term of this Lease, the cost of which is included in the minimum rent payable by Tenant to Landlord until December 31, 1999. Thereafter, the Landlord shall not be responsible in any manner for locating or paying for such parking spaces, and any costs incurred by the Tenant associated with obtaining or use of any parking spaces shall not be included in the minimum rent.

           9. Paragraph 49, Option To Renew, of the Lease, shall be deleted in its entirety.

           10. Paragraph 50, Tenant's Right of First Refusal To Lease Additional Space, shall be deleted in its entirety.

           11. Every term, provision, obligation, agreement covenant, promise, right and power contained in and under the Lease shall continue in full force and effect, affected only to the extent of the changes herein set forth.

           12. All provisions of the Addendum To Lease dated July 2, 1992, the Lease Modification Agreement dated December 1, 1992 and the Second Lease Modification Agreement dated August 14, 1997 shall no longer continue in force and effect upon execution of this Agreement and shall be null and void.

           13. This Modification Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors, and assigns.

           14. The Landlord, at its own expense, shall perform the renovations as provided under the Floor Plan attached hereto as Exhibit A.

           15. The Landlord shall pay Sentry Commercial Real Estate Services, Inc., the Tenant's broker, a commission fee equal to 2.5% of the aggregate lease amount upon Tenant's first payment to Landlord of monthly rental for the entire 5,179 square foot of space of the Demised Premises.

           16. The Landlord shall complete the renovations per the Amenta/Emma Plan within 90 days of the signing of this Amendment. The majority of work shall be done during nonbusiness hours and the Landlord shall make its best efforts to disrupt the business as little as possible. The Tenant agrees to cooperate to its fullest in order for the Landlord to meet this 90-day requirement. If said improvements are not substantially completed by this date, Tenant would have the right to complete work themselves and offset any costs against rent.



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           TO HAVE AND TO HOLD unto the said Landlord and unto its successors and assigns forever, to its and their own and proper use and behoof.

           IN WITNESS WHEREOF, the parties have hereunto caused these presents to be signed and sealed the day and year first above recited.

Signed, Sealed and Delivered in the presence of:

                                                                        LANDLORD
                                                                     KWK IV  LLC


                                                          BY   /s/ Ronald Webber
                                                               -----------------
                                                           Ronald Webber, Member


                                         TENANT: MEDIA DROP-IN PRODUCTIONS, INC.

                                                  BY   /s/ Kenneth M. Przysiecki
                                                       -------------------------
                                                     Its Chief Financial Officer



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STATE OF CONNECTICUT
COUNTY OF HARTFORD

           Personally appeared Ronald Webber, as Member of KWK IV, LLC, Signer and Sealer of the foregoing Instrument, and acknowledged the same to be his free act and deed and the free act and deed of said company before me.

Comissioner of the Superior Court
Notary Public

STATE OF CONNECTICUT
COUNTY OF HARTFORD

           Personally appeared Kenneth M. Przysiecki, CFO/Secretary of MEDIA DROP-IN PRODUCTIONS, INC., Signer and Sealer of the foregoing Instrument, and acknowledged the same to be his free act and deed and the free act and deed of said MEDIA DROP-IN PRODUCTIONS, INC., before me.

Commissioner of the Superior Court
Notary Public
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